Exhibit 99.1

FOR IMMEDIATE RELEASE

June 25, 2009

CONTACT:	William A. Nix
VP, Finance and
Chief Accounting Officer
(770) 948-3101

CARAUSTAR RECEIVES FINAL COURT APPROVAL

FOR FULL ACCESS TO $75 MILLION DIP FINANCING

ATLANTA, Georgia - Caraustar Industries, Inc. (OTC: CSARQ) announced that the Bankruptcy Court for the Northern District of Georgia (the “Court’) granted final authorization for the company to borrow all amounts available under its $75 million debtor-in-possession credit facility (the “DIP Facility”) from General Electric Capital Corporation, pursuant to the terms and conditions of the DIP Facility Agreement, and to use the amounts borrowed under the DIP Facility to fund working capital and other general corporate needs.

“The Court approval gives Caraustar and its stakeholders additional financial flexibility to continue to do what we do best, run safe manufacturing operations and service customers. The approval of the DIP Facility also supports our efforts to emerge as a financially stronger company. We are committed to the long-term profitability of the company and remain steadfast in providing our customers with innovative products and excellent service,” stated Michael J. Keough, president and chief executive officer of Caraustar.

The Court had previously authorized: the immediate use of up to $25 million of the $75 million senior secured DIP Facility, the use of the company’s existing cash management systems and substantially all of its existing bank accounts, and the payment of pre- and post-petition invoices to trade creditors (general unsecured claims) in the ordinary course of business.

As previously announced, Caraustar reached agreement with holders of approximately 83 percent of its 7  3/8% Senior Notes maturing June 1, 2009 and 91 percent of its 7 1/4% Senior Notes maturing May 1, 2010 on the terms of a cooperative financial restructuring that would reduce the company’s debt obligations by approximately $135 million.

The company and its domestic subsidiaries filed voluntary Chapter 11 petitions along with a pre-negotiated Plan of Reorganization in the United States Bankruptcy Court for the Northern District of Georgia on May 31, 2009. The cases will be jointly administered and the main case has been assigned case number 09-73830. Additional information about Caraustar’s restructuring is available at the company’s website at www.caraustar.com or via the company’s restructuring information line at 1-800-251-2580.

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P. O. BOX 115        •        AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX        •        5000 AUSTELL-POWDER SPRINGS ROAD    . SUITE 300

AUSTELL, GA 30106-3227        •        PHONE 770 . 948 . 3101

www.caraustar.com

Caraustar Industries, Inc.

June 25, 2009

About Caraustar

Caraustar Industries, Inc. is one of North America’s largest integrated manufacturers of 100% recycled paperboard and converted paperboard products. The company is a socially responsible corporation, is committed to environmentally sound practices and is dedicated to providing customers with outstanding value through innovative products and services. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes and cores; folding cartons; gypsum facing paper and specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

Forward Looking Statement

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition, restructuring plans, business plans and industry trends and their potential impact on the company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, but are not limited to, the company’s ability to continue as a going concern; the ability of the company to obtain court approval for, and operate subject to, the terms of the DIP financing facility; the company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding, including a plan consistent with the terms set forth in the plan of reorganization; risks associated with a termination of the restructuring agreement and financing availability; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the proceeding to a Chapter 7 proceeding; the ability of the company to obtain and maintain normal terms with customers, vendors, employees, and suppliers; the company’s ability to maintain contracts and leases that are critical to its operations; the potential adverse impact of the Chapter 11 proceeding on the company’s liquidity or results of operations; the effect that the “going concern” disclosure included in the opinion of the company’s independent public accounting firm will have on the company’s relationships with customers, suppliers, vendors and employees; fluctuations in raw material prices and energy costs; downturns in industrial production, housing and construction and the consumption of durable and nondurable goods; the degree and nature of competition; demand for the company’s products; the degree of success achieved by the company’s new product initiatives; increases in pension and insurance costs; changes in government regulations; the application or interpretation of those regulations or in the systems, personnel, technologies or other resources we devote to compliance with regulations; the impact on the liquidity, trading volume and trading prices of the company’s common stock from the delisting of the company’s common stock from the NASDAQ Capital Market Systems and the trading of the stock on the Pink OTC Market; the impact on the company

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Caraustar Industries, Inc.

June 25, 2009

of its results of operations in recent years and the sufficiency of its financial resources to absorb the impact; and the company’s ability to successfully dispose of its assets held for sale. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities and Exchange Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this document by wire or Internet services.

The process presents inherent material uncertainty. It is not possible to determine with certainty the length of time it will take the company to complete the restructuring, including the timing of court approvals, the effect of any third party proposals for competing plans of reorganization, whether all necessary approvals are ultimately obtained for the reorganization under the proposed terms, whether the plan of reorganization will be successful, or the outcome of the restructuring in general. In addition, the implementation of a plan of reorganization is dependent upon a number of conditions typical in similar reorganizations, including approval by the requisite holders of Senior Notes and court approval of the plan of reorganization.

While the company is in the process of restructuring, investments in its securities will be highly speculative. Further, if the plan is implemented as described in this press release, the presently outstanding shares of the company’s common stock will be cancelled.

Caraustar’s common stock is currently traded on the Pink OTC Markets (Pink Sheets) under the symbol “CSARQ”. The Pink OTC Markets, Inc. is an inter-dealer electronic quotation and trading system in the over-the-counter (OTC) securities market. More information on the Pink Sheets is available at http://www.pinksheets.com.

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